UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2013
Date of Report (Date of earliest event reported)

MONSTER ARTS INC.

(Exact name of registrant as specified in its charter)

Nevada	0-53266	27-1548306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Calle de Los Molinos San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

(949) 542-6668)
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation

On May 2, 2013, the Board of Directors of Monster Arts Inc., formerly known as Monster Offers, a Nevada corporation (the “Company”) authorized an amendment to the Articles of Incorporation of the Company to effectuate a change in name from "Monster Offers" to "Monster Arts Inc" (the "Name Change"). The Board of Directors believed in in the best interests of the Company to effect the Name Change based upon the belief that the new name would better reflect the Company's future business operations including, but not limited to, growing the Company outside the daily deals space utilizing the core competencies of analytics and research that the Company has garnered during the prior years, including expertise in software and smartphone app development.

The Board of Directors obtained shareholder approval of the Name Change upon the basis of filing an Information Statement on Form 14(c) (the “Information Statement”) with the United States Securities and Exchange Commission (the “SEC”). The shareholders of the Company holding a majority of the total issued and outstanding shares of common stock approved the Name Change.

The Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State on June 24, 2013 effecting the Name Change. The Company also filed appropriate documentation with FINRA to effect the Name Change in the marketplace. FINRA declared the Name Change effective open of market on July 19, 2013. The Company's new cusip number is 6173R103. The Company's new trading symbol is "APPZ".

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Amendment to Articles of Incorporation of Monster Offers dated June 24, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER ARTS INC.
DATE: July 22, 2013	/s/ Wayne Irving II Name: Wayne Irving II Title: President/Chief Executive Officer

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